As filed with the Securities and Exchange Commission on January 4, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EDGIO, INC.

(Exact name of Registrant as specified in its charter)

Delaware	20-1677033
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11811 North Tatum Blvd.,

Suite 3031,

Phoenix, AZ 85028

(602) 850-5000

(Address, including zip code, and telephone number, including area code, of principal executive offices)

AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

(Full title of the plan)

Robert Lyons

Chief Executive Officer and Director

Edgio, Inc.

11811 North Tatum Blvd.,

Suite 3031,

Phoenix, AZ 85028

(602) 850-5000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Mitzi Chang

Goodwin Procter LLP

3 Embarcadero Center, 28th Floor

San Francisco, CA 94111

(415) 733-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION

This Registration Statement registers additional shares of Common Stock of Edgio, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s Amended and Restated 2007 Equity Incentive Plan. Accordingly, the contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on December 4, 2007 (File No. 333-147830), May 11, 2009 (File No. 333-159132), March 12, 2010 (File No.  333-165436), September 9, 2011 (File No.  333-176760), May 9, 2012 (File No.  333-181280), March 5, 2013 (File No.  333-187052), February 26, 2014 (File No.  333-194143), February 18, 2015 (File No.  333-202144), February 16, 2016 (File No.  333-209537), February 21, 2017 (File No.  333-216142), February 9, 2018 (File No.  333-222942), February 1, 2019 (File No.  333-229475), May 3, 2019 (File No.  333-231194), January 30, 2020 (File No.  333-236171), February 12, 2021 (File No.  333-253058), and February 17, 2022 (File No. 333-262828) are incorporated by reference in this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission, are hereby incorporated by reference in this Registration Statement (other than portions of these documents that are furnished under applicable Commission rules rather than filed and exhibits furnished in connection with such items):

(a)

The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”), as filed with the Commission on February  17, 2022 and amended on Form 10-K/A as filed with the Commission on May 2, 2022;

(b)

All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report; and

(c)

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-33508), as filed with the Commission on May 30, 2007 pursuant to Section 12(b) of the Exchange Act and as declared effective on June 7, 2007, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1*	Specimen Common Stock certificate of the Registrant

4.2**	Amended and Restated Certificate of Incorporation of Edgio, Inc. (f/k/a Limelight Networks, Inc.)

4.3***	Third Amended and Restated Bylaws of Edgio, Inc.

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Goodwin Procter LLP (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)

99.1****	Amended and Restated 2007 Equity Incentive Plan and form of agreement thereunder

107	Filing Fee Table

*	Incorporated by reference to Exhibit 4.1 filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-141516), as declared effective on June 7, 2007.
**	Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K (File No. 001-33508), as filed on June 14, 2011.
***	Incorporated by reference to Exhibit 3.3 filed with the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33508), as filed on August 9, 2022.
****	Incorporated by reference to Exhibit 10.3.01 filed with the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33508), as filed on October 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 4th day of January, 2023.

EDGIO, INC.

By:	/s/ Robert Lyons
Robert Lyons
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Lyons and Richard Diegnan, jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert Lyons Robert Lyons	Chief Executive Officer and Director (Principal Executive Officer)	January 4, 2023

/s/ Stephen Cumming Stephen Cumming	Chief Financial Officer (Principal Financial Officer)	January 4, 2023

s/ Eric Chang Eric Chang	Chief Accounting Officer (Principal Accounting Officer)	January 4, 2023

/s/ David C. Peterschmidt David C. Peterschmidt	Non-Executive Chairman of the Board and Director	January 4, 2023

/s/ Walter Amaral Walter Amaral	Director	January 4, 2023

/s/ Doug Bewsher Doug Bewsher	Director	January 4, 2023

/s/ Scott Genereux Scott Genereux	Director	January 4, 2023

/s/ Patricia Parra Hadden Patricia Parra Hadden	Director	January 4, 2023

/s/ Dianne Ledingham Dianne Ledingham	Director	January 4, 2023

/s/ Reed Rayman Reed Rayman	Director	January 4, 2023

/s/ E-Fei Wang E-Fei Wang	Director	January 4, 2023